AGREEMENT AND PLAN OF REORGANIZATION

                         BY AND BETWEEN

                    PREMIER BANCSHARES, INC.

                               AND

              BUTTON GWINNETT FINANCIAL CORPORATION



                  Dated as of February 5, 1998
                        TABLE OF CONTENTS
                                                             Page
                                                             ----
Preamble.....................................................   1

ARTICLE ITRANSACTIONS AND TERMS OF MERGER....................   1
     Merger..................................................   1
     Time and Place of Closing...............................   2
     Effective Time..........................................   2

ARTICLE IITERMS OF MERGER....................................   2
     Articles of Incorporation...............................   2
     Bylaws..................................................   2
     Directors and Officers..................................   2

ARTICLE IIIMANNER OF CONVERTING SHARES.......................   3
     Conversion of Shares....................................   3
     Anti-Dilution Provisions................................   6
     Shares Held by Premier or Button Gwinnett...............   6
     Conversion of Stock Options; Restricted Stock...........   6
     Dissenting Shareholders.................................   7
     Fractional Shares.......................................   7

ARTICLE IVEXCHANGE OF SHARES.................................   7
     Exchange Procedures.....................................   7
     Rights of Former Button Gwinnett Shareholders...........   8

ARTICLE VREPRESENTATIONS AND WARRANTIESOF BUTTON GWINNETT....   9
     Organization, Standing, and Power.......................   9
     Authority; No Breach By Agreement.......................   9
     Common Stock............................................  10
     Button Gwinnett Subsidiaries............................  10
     Financial Statements....................................  11
     Absence of Undisclosed Liabilities......................  11
     Absence of Certain Changes or Events....................  12
     Tax Matters.............................................  12
     Allowance for Possible Loan Losses......................  13
     Assets..................................................  13
     Environmental Matters...................................  14
     Compliance with Laws....................................  14
     Labor Relations.........................................  15
     Employee Benefit Plans..................................  15
     Material Contracts......................................  17
     Legal Proceedings.......................................  17
     Reports.................................................  18
     Statements True and Correct.............................  18
     Accounting, Tax and Regulatory Matters..................  19
     Charter Provisions......................................  19

ARTICLE VIREPRESENTATIONS AND WARRANTIES OF PREMIER..........  19
     Organization, Standing, and Power.......................  19
     Authority; No Breach By Agreement.......................  19
     Capital Stock...........................................  20
     Premier Subsidiaries....................................  21
     Financial Statements....................................  21
     Absence of Undisclosed Liabilities......................  22
     Absence of Certain Changes or Events....................  22
     Tax Matters.............................................  22
     Allowance for Possible Loan Losses......................  23
     Assets..................................................  23
     Environmental Matters...................................  24
     Compliance with Laws....................................  24
     Labor Relations.........................................  25
     Employee Benefit Plans..................................  25
     Material Contracts......................................  27
     Legal Proceedings.......................................  27
     Reports.................................................  27
     Statements True and Correct.............................  28
     Accounting, Tax and Regulatory Matters..................  28
     Charter Provisions......................................  29

ARTICLE VIICONDUCT OF BUSINESS PENDING CONSUMMATION..........  29
     Affirmative Covenants of Button Gwinnett................  29
     Negative Covenants of Button Gwinnett...................  29
     Affirmative Covenants of Premier........................  31
     Negative Covenants of Premier...........................  32
     Adverse Changes in Condition............................  33
     Reports.................................................  33

ARTICLE VIIIADDITIONAL AGREEMENTS............................  33
     Registration Statement; Proxy Statement; Shareholder
          Approval...........................................  33
     Exchange Listing........................................  34
     Applications............................................  34
     Filings with State Offices..............................  34
     Agreement as to Efforts to Consummate...................  34
     Investigation and Confidentiality.......................  35
     Press Releases..........................................  35
     Acquisition Proposals...................................  36
     Accounting and Tax Treatment............................  36
     Agreement of Affiliates.................................  36
     Employee Benefits and Contracts.........................  37
     Merger of Gwinnett County Bank and Premier Bank.........  37
     Indemnification.........................................  37

ARTICLE IXCONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..  38
     Conditions to Obligations of Each Party.................  38
     Conditions to Obligations of Premier....................  40
     Conditions to Obligations of Button Gwinnett............  41

ARTICLE XTERMINATION.........................................  43
     Termination.............................................  43
     Effect of Termination...................................  44
     Non-Survival of Representations and Covenants...........  44

ARTICLE XIMISCELLANEOUS......................................  44
     Definitions.............................................  44
     Expenses................................................  52
     Brokers and Finders.....................................  52
     Entire Agreement........................................  53
     Amendments..............................................  53
     Waivers.................................................  53
     Assignment..............................................  54
     Notices.................................................  54
     Governing Law...........................................  55
     Counterparts............................................  55
     Captions................................................  55
     Enforcement of Agreement................................  55
     Severability............................................  55




LIST OF EXHIBITS
----------------

Exhibit Number      Description
--------------      -----------
     1.             Form of Agreement of Affiliates of Button
                    Gwinnett.  (Section 8.10).
     2.             Matters as to which Counsel for Button
                    Gwinnett will opine. (Section 9.2(d)).
     3.             Form of Claims/Indemnification Letter
                    (Section 9.2(e)).
     4.             Matters as to which Counsel for Premier will
                    opine. (Section 9.3(d)).
     5.             Form of Employment Agreement between Premier,
                    Premier Bank and Glenn S. White. (Section
                    8.11(b)).
     6.             Form of Employment Agreement between Premier,
                    Premier Bank and Andrew R. Pourchier. (Section
                    8.11(b)).
     7.             Form of Severance Pay Agreement, Premier Bank
                    and John C. Pentecost. (Section 8.11(b)).
     8.             Form of Severance Pay Agreement between
                    Premier, Premier Bank and Linda S. George.
                    (Section 8.11(b)).
     9.             Form of Severance Pay Agreement between
                    Premier, Premier Bank and William P. Shaver.
                    (Section 8.11(b)).


              AGREEMENT AND PLAN OF REORGANIZATION
              ------------------------------------
     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 5, 1998 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and BUTTON GWINNETT FINANCIAL CORPORATION ("Button Gwinnett"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Snellville, Georgia.


                            Preamble
                            --------
     The Boards of Directors of Premier and Button Gwinnett are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Button Gwinnett with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of Button Gwinnett will be converted into the right to receive shares of capital stock of the surviving corporation. As a result, shareholders of Button Gwinnett will become shareholders of the surviving corporation, and the subsidiary of Button Gwinnett will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the Boards of Directors and the shareholders of both Button Gwinnett and Premier, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     Certain  terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE I
                TRANSACTIONS AND TERMS OF MERGER
                --------------------------------
     I.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Button Gwinnett shall be merged with and into Premier in accordance with the provisions of
Section  14-2-1101  of the GBCC and with the effect  provided  in
Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and Button Gwinnett.

     I.2 Time and Place of Closing. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     I.3 Effective Time. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of Button Gwinnett approve this Agreement to the extent such approval is required by applicable Law, and (c) the date on which the shareholders of Premier approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                           ARTICLE II
                        TERMS OF MERGER
                        ---------------
     II.1 Articles of Incorporation. The Articles of Incorporation of Premier in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     II.2  Bylaws.   The Bylaws of Premier in effect  immediately
prior  to the Effective Time shall be the Bylaws of the Surviving
Corporation from and after the Effective Time until otherwise amended or repealed.

     II.3 Directors and Officers.

          (a) The directors of the Surviving Corporation from and after the Effective Time shall consist of the directors of Premier immediately preceding the Effective Time, provided, however, that Glenn S. White and John D. Stephens shall be elected to serve on the Board of Directors of the Surviving
Corporation from and after the Effective Time. Such directors shall serve as the directors of the Surviving Corporation in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. John D. Stephens shall also be appointed to serve on the Executive Committee of the Board of Directors of the Surviving Corporation from and after the Effective Time.

          (b) The officers of the Surviving Corporation from and after the Effective Time shall consist of the officers of Premier immediately preceding the Effective Time, provided, however, that Glenn S. White shall be appointed to serve as Executive Vice
President of the Surviving Corporation from and after the Effective Time.

          (c) The directors of Premier Bank from and after the Effective Time shall consist of the directors of Premier Bank immediately preceding the Effective Time, provided, however, that Glenn S. White shall be elected to serve on the Board of Directors of Premier Bank from and after the Effective Time, and two (2) additional directors of Button Gwinnett immediately preceding the Effective Time shall be selected by the Board of Directors of Premier, in its sole discretion, to serve on the Board of Directors of Premier Bank from and after the Effective Time. Such directors shall serve in accordance with the Articles of Incorporation and Bylaws of Premier Bank.

          (d) The executive officers of Premier Bank from and after the Effective Time shall consist of the executive officers of Premier Bank immediately preceding the Effective Time, provided, however, that (i) Glenn S. White shall be appointed to serve as President of Premier Bank from and after the Effective Time; and (ii) Andrew R. Pourchier shall be appointed to serve as an Executive Vice President of Premier Bank from and after the Effective Time.

          (e) The directors and officers of Gwinnett County Bank from and after the Effective Time shall consist of the directors and officers of The Bank of Gwinnett County immediately preceding the Effective Time, provided, however, that Darrell D. Pittard and Robert C. Oliver shall be elected to serve on the Board of Directors of The Bank of Gwinnett County from and after the Effective Time.

          (f) The directors and officers of Premier Lending from and after the Effective Time shall consist of the directors and officers of Premier Lending immediately preceding the Effective Time, provided, however, that Andrew R. Pourchier shall be elected to serve on the Board of Directors of Premier Lending from and after the Effective Time.


                          ARTICLE III
                  MANNER OF CONVERTING SHARES
                  ---------------------------
     III.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Button Gwinnett Common Stock (excluding shares held by Premier or Button Gwinnett or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 3.885 shares of Surviving Corporation Common Stock, subject to possible adjustment as provided in Section 3.1(c) (the "Exchange Ratio"):

          (c) The Exchange Ratio shall be adjusted in the event both of the following conditions are satisfied:

                    (1) the Average Closing Price shall be less than the product of (i) 0.90 and (ii) the Starting Price; and

                    (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Premier Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the
                         Index  Price on the Starting  Date   and
                         subtracting  .05  from the  quotient  in
                         this  clause  2(ii) (such  number  being
                         referred   to  herein  as   the   "Index
                         Ratio").

In  the  event  both of the above conditions are  satisfied,  the
Exchange  Ratio  shall be increased to equal the  lesser  of  (i)
quotient obtained by dividing (1) the product of 0.90, the Starting Price, and the Exchange Ratio by (2) the Average Closing Price and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio by (2) the Premier Ratio. Following any such adjustment to the Exchange Ratio as provided in this Section 3.1(c), any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the "Exchange Ratio" as so adjusted. The provisions of this
Section 3.1(c) are subject to the provisions of Section 10.1(g).

     For purposes of this Section 3.1(c) and Section 10.1(g), the following terms shall have the meanings indicated.

          "Average Closing Price" shall mean the average of the last sales prices of Premier Common Stock as reported on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the 10 consecutive full trading days in which such shares are traded on the American Stock Exchange ending at the close of trading on the Determination Date.

          "Determination Date" shall mean the date on which the Registration Statement is declared effective by the SEC.

          "Index Group" shall mean the 17 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

          Bank Holding Companies                  Weighting
          ----------------------                  ---------
          AmSouth Bancorporation                    3.93%
          BB&T Corporation                          7.14%
          Compass Bancshares, Inc.                  2.58%
          Fifth Third Bancorp                      10.71%
          First American Corporation                2.38%
          First Security Corporation                3.66%
          First Tennessee National Corporation      3.42%
          First Virginia Banks, Inc.                2.16%
          Hibernia Corporation                      2.28%
          Huntington Bancshares, Inc.               5.84%
          Mercantile Bancorporation, Inc.           5.96%
          SouthTrust Corporation                    5.44%
          Star Banc Corporation                     4.26%
          Summit Bancorp                            7.95%
          SunTrust Banks, Inc.                     13.29%
          Union Planters Corporation                4.61%
          Wachovia Corporation                     14.39%
                                                   ------
          Total                                   100.00%
                                                  -------

          "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the last sale prices of the companies composing the Index Group.

          "Starting Date" with regard to the Index Price shall mean the second full trading day after the announcement by Premier in a press release of the Merger.

          "Starting Price" shall mean $19.42, which reflects the three-for-two stock split of the Premier Common Stock, the record date of which was January 23, 1998.

          If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, stock-split, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 3.1(c).

     III.2 Anti-Dilution Provisions. In the event Premier or Button Gwinnett changes the number of shares of Premier Common Stock or Button Gwinnett Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be after the date hereof and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     III.3 Shares Held by Premier or Button Gwinnett. Each of the shares of Button Gwinnett Common Stock held by any Premier Company or by any Button Gwinnett Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     III.4     Conversion of Stock Options; Restricted Stock.

          (a) At the Effective Time, all rights with respect to Button Gwinnett Common Stock pursuant to stock options granted by Button Gwinnett under the Button Gwinnett Stock Plans ("Button Gwinnett Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each Button Gwinnett Option, in accordance with the terms of the Button Gwinnett Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Button Gwinnett Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such Button Gwinnett Option shall be equal to the number of shares of Button Gwinnett Common Stock subject to such Button Gwinnett Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such Button Gwinnett Option shall be adjusted to reflect the Exchange Ratio, and (iv) the shares of Surviving Corporation Common Stock underlying each Button Gwinnett Option shall remain registered under the Securities Act. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Button Gwinnett and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

          (b) Premier may, at its election, substitute, as of the Effective Time, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the Button Gwinnett Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Button Gwinnett Options which are incentive stock options; (iii) the substituted options shall continue in effect in all material respects on the same terms and conditions as contained in the document granting the Button Gwinnett Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     III.5 Dissenting Shareholders.Any holder of shares of Button Gwinnett Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and has surrendered to Button Gwinnett the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Button Gwinnett fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Button Gwinnett Common Stock is entitled under this Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of Button Gwinnett Common Stock held by such holder.

     III.6 Fractional Shares.Notwithstanding any other provision of this Agreement, each holder of shares of Button Gwinnett Common Stock exchanged pursuant to the Merger, or of options to purchase shares of Button Gwinnett Common Stock, who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the market value of one share of Surviving Corporation Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Surviving Corporation Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                           ARTICLE IV
                       EXCHANGE OF SHARES
                       ------------------
     IV.1 Exchange Procedures. Unless the parties otherwise agree, the Surviving Corporation shall use its best efforts to mail to the former holders of Button Gwinnett Common Stock appropriate transmittal materials within two (2) weeks after the Effective Time which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Button Gwinnett Common Stock shall pass, only upon proper delivery of such certificates to the Surviving Corporation. After the Effective Time, each holder of shares of Button Gwinnett Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or shares as to which dissenters' rights have been perfected as provided in
Section 3.5 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 and 3.6 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of Button Gwinnett Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of Button Gwinnett Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Button Gwinnett Common Stock so surrendered shall be duly endorsed as the Surviving Corporation may require. Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of Button Gwinnett Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     IV.2 Rights of Former Button Gwinnett Shareholders. The stock transfer books of Button Gwinnett shall be closed as to holders of Button Gwinnett Common Stock immediately prior to the Effective Time and no transfer of Button Gwinnett Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Button Gwinnett Common Stock (other than shares to be canceled pursuant to Section 3.3 or shares as to which dissenters' rights have been perfected as provided in
Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 and 3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of Button Gwinnett Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of Button Gwinnett Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Button Gwinnett Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Button Gwinnett Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Button Gwinnett Common Stock certificate, both the Surviving Corporation Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                           ARTICLE V
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------
                       OF BUTTON GWINNETT
                       ------------------
     Button Gwinnett hereby represents and warrants to Premier as follows:

     V.1 Organization, Standing, and Power. Button Gwinnett is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. Button Gwinnett has the corporate power and authority to carry on its business  as  now  conducted and to own, lease  and  operate  its
Assets.   Button  Gwinnett  is  duly  qualified  or  licensed  to
transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     V.2  Authority; No Breach By Agreement.

          (a) Button Gwinnett has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Button Gwinnett, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Button Gwinnett Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Button Gwinnett. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Button Gwinnett, enforceable against Button Gwinnett in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Button Gwinnett, nor the consummation by Button Gwinnett of the transactions contemplated hereby, nor compliance by Button Gwinnett with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Button Gwinnett's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Button Gwinnett Company under, any Contract or Permit of any Button Gwinnett Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Button Gwinnett Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Button Gwinnett of the Merger and the other transactions contemplated in this Agreement.

     V.3  Common Stock.

          (a) The authorized common stock of Button Gwinnett consists of 5,000,000 shares of Button Gwinnett Common Stock, of which 1,432,477 shares are issued and outstanding as of the date of this Agreement and not more than 1,555,286 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options). All of the issued and outstanding shares of capital stock of Button Gwinnett are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Button Gwinnett has been issued in violation of any preemptive rights of the current or past shareholders of Button Gwinnett. Button Gwinnett has reserved ___________ shares of Button Gwinnett Common Stock for issuance under the Button Gwinnett Stock Plans, pursuant to which options to purchase not more than 122,809 shares of Button Gwinnett Common Stock are outstanding as of the date of this Agreement and not more than 122,809 will be outstanding at the Effective Time.

          (b) The authorized preferred stock of Button Gwinnett consists of 5,000,000 shares of Button Gwinnett $.01 par value preferred stock none of which are issued and outstanding.

          (c) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Button Gwinnett Disclosure Memorandum, there are no shares of capital stock or other equity securities of Button Gwinnett outstanding and no outstanding Rights relating to the capital stock of Button Gwinnett.

     V.4   Button  Gwinnett  Subsidiaries.  Button  Gwinnett  has
disclosed in Section 5.4 of the Button Gwinnett Disclosure Memorandum all of the Button Gwinnett Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Button Gwinnett Disclosure Memorandum, Button Gwinnett or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Button Gwinnett Subsidiary. No equity securities of any Button Gwinnett Subsidiary are or may become required to be issued (other than to another Button Gwinnett Company) by reason of any Rights, and there are no Contracts by which any Button Gwinnett Subsidiary is bound to issue (other than to another Button Gwinnett Company) additional shares of its capital stock or Rights, or by which any Button Gwinnett Company is or may be bound to transfer any shares of the capital stock of any Button Gwinnett Subsidiary (other than to another Button Gwinnett Company). There are no Contracts relating to the rights of any Button Gwinnett Company to vote or to dispose of any shares of the capital stock of any Button Gwinnett Subsidiary. All of the shares of capital stock of each Button Gwinnett Subsidiary held by a Button Gwinnett Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by a Button Gwinnett Company free and clear of any Lien. Each Button Gwinnett Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Button Gwinnett Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. Each Button Gwinnett Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     V.5  Financial Statements.  Button Gwinnett has included  in
Section 5.5 of the Button Gwinnett Disclosure Memorandum copies of all Button Gwinnett Financial Statements for periods ended prior to the date hereof and will deliver to Premier copies of all Button Gwinnett Financial Statements prepared subsequent to the date hereof. The Button Gwinnett Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Button Gwinnett Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and
(b) present or will present, as the case may be, fairly the consolidated financial position of the Button Gwinnett Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of Button Gwinnett Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     V.6 Absence of Undisclosed Liabilities. No Button Gwinnett Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett except Liabilities which are accrued or reserved against in the consolidated balance sheets of Button Gwinnett as of December 31, 1996 and December 31, 1997, included in Button Gwinnett Financial Statements or reflected in the notes thereto. No Button Gwinnett Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     V.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in Section 5.7 of the Button Gwinnett Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and (b) the Button Gwinnett Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Button Gwinnett provided in Article VII of this Agreement.

     V.8  Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any of the Button Gwinnett Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Button Gwinnett and all returns filed are complete and accurate to the Knowledge of Button Gwinnett. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, except as reserved against in the Button Gwinnett Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the Button Gwinnett Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as disclosed in Section 5.8(b) of the Button Gwinnett Disclosure Memorandum, none of the Button Gwinnett Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Button Gwinnett Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

          (c) Adequate provision for any Taxes due or to become due for any of the Button Gwinnett Companies for the period or periods through and including the date of the respective Button Gwinnett Financial Statements has been made and is reflected on such Button Gwinnett Financial Statements.

          (d) Deferred Taxes of the Button Gwinnett Companies have been provided for in accordance with GAAP.

          (e) Each of the Button Gwinnett Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     V.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Button Gwinnett included in the most recent Button Gwinnett Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Button Gwinnett included in the Button Gwinnett Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Button Gwinnett Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Button Gwinnett Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Button Gwinnett.

     V.10 Assets. Except as disclosed in Section 5.10 of the Button Gwinnett Disclosure Memorandum or as disclosed or reserved against in the Button Gwinnett Financial Statements, the Button Gwinnett Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Button Gwinnett Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Button Gwinnett's past practices. All Assets which are material to the business of the Button Gwinnett Companies and held under leases or subleases by any of the Button Gwinnett Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Button Gwinnett Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Button Gwinnett Companies is a named insured are reasonably sufficient. The Assets of the Button Gwinnett Companies include all assets required to operate the business of the Button Gwinnett Companies as presently conducted.

     V.11  Environmental Matters.  Except as disclosed in Section
5.11 of the Button Gwinnett Disclosure Memorandum:

          (a) To the Knowledge of Button Gwinnett, each Button Gwinnett Company, its Participation Facilities and its Loan
Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

          (b) There is no Litigation pending or to the Knowledge of Button Gwinnett threatened before any court, governmental agency or authority or other forum in which any Button Gwinnett Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Button Gwinnett Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and to the Knowledge of Button Gwinnett, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Button Gwinnett, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     V.12   Compliance  with  Laws.   Button  Gwinnett  is   duly
registered as a bank holding company under the BHC Act. Each Button Gwinnett Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. Except as disclosed in Section 5.12 of the Button Gwinnett Disclosure Memorandum, no Button Gwinnett Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Button Gwinnett Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, or (iii) requiring any Button Gwinnett Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     V.13 Labor Relations. No Button Gwinnett Company is the subject of any Litigation asserting that it or any other Button Gwinnett Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Button Gwinnett Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Button Gwinnett Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Button Gwinnett Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     V.14 Employee Benefit Plans.

          (a) Button Gwinnett has disclosed in Section 5.14 of the Button Gwinnett Disclosure Memorandum and delivered or made available to Premier prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Button Gwinnett Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Button Gwinnett Benefit Plans"). Any of the Button Gwinnett Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Button Gwinnett ERISA Plan." Each Button Gwinnett ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Button Gwinnett Pension Plan." No Button Gwinnett Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All Button Gwinnett Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. The only Button Gwinnett ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is a master or prototype arrangement which is the subject of a favorable determination letter from the Internal Revenue Service, and Button Gwinnett is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Button Gwinnett, no Button Gwinnett Company nor any other party has engaged in a transaction with respect to any Button Gwinnett Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Button Gwinnett Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

          (c)  Neither Button Gwinnett nor any ERISA Affiliate of
Button Gwinnett maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d)  Neither Button Gwinnett nor any ERISA Affiliate of
Button Gwinnett has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in
Section 3(37) of ERISA.

          (e) Except as disclosed in Section 5.14(e) of the Button Gwinnett Disclosure Memorandum, (i) no Button Gwinnett Company has any obligations for retiree health and life benefits under any of the Button Gwinnett Benefit Plans, except as required by Section 601 of ERISA and Section 4980B of the Code;
(ii) there are no restrictions on the rights of any Button Gwinnett Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Button Gwinnett Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Button Gwinnett.

          (f) Except as disclosed in Section 5.14(f) of the Button Gwinnett Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Button Gwinnett Company from any Button Gwinnett Company under any Button Gwinnett Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Button Gwinnett Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Button Gwinnett Company and their respective beneficiaries have been fully reflected on the Button Gwinnett Financial Statements to the extent required by and in accordance with GAAP.

          (h) Button Gwinnett and each ERISA Affiliate of Button Gwinnett has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any Button Gwinnett Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Button Gwinnett.

          (i) Except as disclosed in Section 5.14(i) of the Button Gwinnett Disclosure Memorandum, neither Button Gwinnett nor any ERISA Affiliate of Button Gwinnett is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in
Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue
Code).

          (j) Other than routine claims for benefits, to the Knowledge of Button Gwinnett, there are no actions, audits, investigations, suits or claims pending against any Button Gwinnett Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Button Gwinnett Benefit Plan or against the assets of any Button Gwinnett Benefit Plan.

     V.15  Material  Contracts.  Except as disclosed  in  Section
5.15 of the Button Gwinnett Disclosure Memorandum or otherwise reflected in the Button Gwinnett Financial Statements, none of the Button Gwinnett Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Button Gwinnett Company or the guarantee by any Button Gwinnett Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Button Gwinnett Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by Button Gwinnett with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Button Gwinnett Form 10-KSB or 10-QSB filed with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Button Gwinnett Contracts"). None of the Button Gwinnett Companies is in Default under any Button Gwinnett Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. All of the indebtedness of any Button Gwinnett Company for money borrowed is prepayable at any time by such Button Gwinnett Company without penalty or premium.

     V.16 Legal Proceedings. Except as disclosed in Section 5.16 of the Button Gwinnett Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Button Gwinnett, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Button Gwinnett Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Button Gwinnett Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     V.17 Reports. Since January 1, 1996, each Button Gwinnett Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Button Gwinnett's Knowledge did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     V.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any Button Gwinnett Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Button Gwinnett Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Button Gwinnett Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Button Gwinnett's shareholders in connection with the Button Gwinnett Shareholders' Meeting, and any other documents to be filed by a Button Gwinnett Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy
Statement, when first mailed to the shareholders of Button Gwinnett, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Button Gwinnett Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Button Gwinnett Shareholders' Meeting. All documents that any Button Gwinnett Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     V.19 Accounting, Tax and Regulatory Matters. No Button Gwinnett Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Button Gwinnett, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     V.20 Charter Provisions. Each Button Gwinnett Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Button Gwinnett Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Button Gwinnett Company that may be acquired or controlled by it.


                           ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF PREMIER
           -----------------------------------------
     Premier hereby represents and warrants to Button Gwinnett as follows:

     VI.1 Organization, Standing, and Power. Premier is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.2 Authority; No Breach By Agreement.

          (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier, subject to the approval of this Agreement by the holders of a majority of the outstanding Premier Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Premier. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby (assuming approval by the shareholders of Premier of the required increase in the number of authorized shares of Premier Common Stock in order to consummate the Merger), nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or
(iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     VI.3 Capital Stock.

          (a) The authorized capital stock of Premier consists of 20,000,000 shares of Premier Common Stock, of which 15,238,776 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Button Gwinnett Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Button Gwinnett Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

          (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

          (c) Except as set forth in Sections 6.3(a) and 6.3(b) of this Agreement, or as disclosed in Section 6.3(c) of the Premier Disclosure Memorandum, there are no shares of capital stock or other equity securities of Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     VI.4 Premier Subsidiaries.  Premier has disclosed in Section
6.4 of the Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the Premier Disclosure Memorandum, Premier or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or
Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized. Each Premier Subsidiary is either a bank, a savings association, a corporation or a limited liability company and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     VI.5  Financial Statements.  Premier has included in Section
6.5 of the Premier Disclosure Memorandum copies of all Premier Financial Statements for periods ended prior to the date hereof and will deliver to Button Gwinnett copies of all Premier Financial Statements prepared subsequent to the date hereof. The Premier Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     VI.6 Absence of Undisclosed Liabilities. No Premier Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1996 and December 31, 1997, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in Section 6.7 of the Premier Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     VI.8 Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any of the Premier Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Premier, and all returns filed are complete and accurate to the Knowledge of Premier. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the Premier Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as disclosed in Section 6.8(b) of the Premier Disclosure Memorandum none of the Premier Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Premier Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (c) Adequate provision for any Taxes due or to become due for any of the Premier Companies for the period or periods through and including the date of the respective Premier Financial Statements has been made and is reflected on such Premier Financial Statements.

          (d) Deferred Taxes of the Premier Companies have been provided for in accordance with GAAP.

          (e) Each of the Premier Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.9 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Premier Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Premier Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

     VI.10 Assets. Except as disclosed in Section 6.10 of the Premier Disclosure Memorandum or as disclosed or reserved against in the Premier Financial Statements, the Premier Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Premier Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Premier's past practices. All Assets which are material to Premier's business on a consolidated basis, which are held under leases or subleases by any of the Premier Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Premier Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Premier Companies is a named insured are reasonably sufficient.

     VI.11      Environmental Matters.  Except  as  disclosed  in
Section 6.11 of the Premier Disclosure Memorandum:

          (a) To the Knowledge of Premier, each Premier Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (b) There is no Litigation pending or to the Knowledge of Premier threatened before any court, governmental agency or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Premier Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or to the Knowledge of Premier, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Premier, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.12 Compliance with Laws. Premier is duly registered as a bank holding and thrift holding company under the BHC Act and HOLA, respectively. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in Section 6.12 of the Premier Disclosure Memorandum, no Premier Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     VI.13 Labor Relations. No Premier Company is the subject of any Litigation asserting that it or any other Premier Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Premier Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     VI.14     Employee Benefit Plans.

          (a) Premier has disclosed in Section 6.14 of the Premier Disclosure Memorandum and delivered or made available to Button Gwinnett prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Premier Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Premier Benefit Plans"). Any of the Premier Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Premier ERISA Plan." Each Premier ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Premier Pension Plan." No Premier Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All Premier Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is a master or prototype arrangement which is the subject of a favorable determination letter from the Internal Revenue Service, and Premier is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Premier, no Premier Company nor any other party has engaged in a transaction with respect to any Premier Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Premier Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (c) Neither Premier nor any ERISA Affiliate of Premier maintains or has maintained an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Neither Premier nor any ERISA Affiliate of Premier has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section
3(37) of ERISA.

          (e) Except as disclosed in Section 6.14(e) of the Premier Disclosure Memorandum, (i) no Premier Company has any obligations for retiree health and life benefits under any of the Premier Benefit Plans, except as required by Section 601 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any Premier Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Premier Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Premier.

          (f) Except as disclosed in Section 6.14(f) of the Premier Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Premier Company from any Premier Company under any Premier Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Premier Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Premier Company and their respective beneficiaries have been fully reflected on the Premier Financial Statements to the extent required by and in accordance with GAAP.

          (h) Premier and each ERISA Affiliate of Premier has complied with the continuation of coverage requirements of
Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any Premier Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Premier.

          (i) Except as disclosed in Section 6.14(i) of the Premier Disclosure Memorandum, neither Premier nor any ERISA Affiliate of Premier is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (j) Other than routine claims for benefits, to the Knowledge of Premier there are no actions, audits, investigations,  suits  or  claims pending  against  any  Premier
Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Premier Benefit Plan or against the assets of any Premier Benefit Plan.

     VI.15      Material  Contracts.   Except  as  disclosed   in
Section 6.15 of the Premier Disclosure Memorandum or otherwise reflected in the Premier Financial Statements, none of the Premier Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any Contract relating to the borrowing of money by any Premier Company or the guarantee by any Premier Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (b) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by Premier with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Premier Form 10-K filed with the SEC (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "Premier Contracts"). None of the Premier Companies is in Default under any Premier Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.16     Legal Proceedings.  Except as disclosed in Section
6.16 of the Premier Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     VI.17 Reports. Since January 1, 1997, each Premier Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respect with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     VI.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to Button Gwinnett pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Premier's shareholders in connection with the Premier Shareholders' Meeting, and any other documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Premier, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Premier Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Premier Shareholders' Meeting. All documents that any
Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     VI.19 Accounting, Tax and Regulatory Matters. No Premier Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     VI.20 Charter Provisions. Each Premier Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Premier Company that may be acquired or controlled by it.

                          ARTICLE VII
            CONDUCT OF BUSINESS PENDING CONSUMMATION
            ----------------------------------------
     VII.1 Affirmative Covenants of Button Gwinnett. Unless the prior written consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the Button Gwinnett Disclosure Memorandum, Button Gwinnett shall, and shall cause each of its Subsidiaries, from the date of this
Agreement  until  the  Effective  Time  or  termination  of  this
Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would
(i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     VII.2 Negative Covenants of Button Gwinnett. Except as disclosed in the Button Gwinnett Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Button Gwinnett covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Button Gwinnett Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Button Gwinnett Company to another Button Gwinnett Company) in excess of an aggregate of $100,000 (for the Button Gwinnett Companies on a consolidated basis) except in the ordinary course of the business of the Button Gwinnett Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S.
government or agency securities), or impose, or suffer the imposition, on any Asset of any Button Gwinnett Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Button Gwinnett Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Button Gwinnett Company, or declare or pay any dividend or make any other distribution in respect of Button Gwinnett's capital stock; provided, however, that Button Gwinnett may (to the extent legally and contractually permitted to do so) pay an annual cash dividend of up to $1.00 per share in the first quarter of 1998 for fiscal year 1997 and pay a quarterly dividend of up to $0.25 per share for each quarter of fiscal year 1998 (except for any quarter during which the Effective Time occurs provided that the Button Gwinnett shareholders will receive the Premier dividend for such quarter) on the shares of Button Gwinnett Common Stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Button Gwinnett Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Button Gwinnett Common Stock or any other capital stock of any Button Gwinnett Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) except as disclosed in Section 7.2(e) of the Button Gwinnett Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of any Button Gwinnett Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Button Gwinnett Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Button Gwinnett Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Button Gwinnett Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Button Gwinnett Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by The Bank of Gwinnett County in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any Button Gwinnett Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Button Gwinnett, in each case as disclosed in
Section 7.2(g) of the Button Gwinnett Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Button Gwinnett Disclosure Memorandum; enter into or amend any severance agreements with officers of any Button Gwinnett Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any Button Gwinnett Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Button Gwinnett Company and any Person (unless such amendment is required by Law) that the Button Gwinnett Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Button Gwinnett Company or make any material change in or to any existing employee benefit plans of any Button Gwinnett Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j)   make  any  significant  change  in  any  Tax   or
accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Button Gwinnett Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any Button Gwinnett Company; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     VII.3 Affirmative Covenants of Premier. Unless the prior written consent of Button Gwinnett shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure Memorandum, Premier shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course;
(b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     VII.4 Negative Covenants of Premier. Except as disclosed in the Premier Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Premier covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Button Gwinnett, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation (other than to increase the number of authorized shares of Premier Common
Stock),  Bylaws  or other governing instruments  of  any  Premier
Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Premier Company to another Premier Company) in excess of an aggregate of $100,000 (for the Premier Companies on a consolidated basis) except in the ordinary course of the business of Premier Companies consistent with past practices (which shall include, for Premier Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Premier Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Premier Disclosure Memorandum); or

          (c) adjust, split, combine or reclassify any capital stock of any Premier Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Premier Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Premier Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Premier Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (d) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Premier Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Premier Bank in its fiduciary capacity; or

          (e) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any Premier Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Premier, in each case as disclosed in Section 7.4(e) of the Premier Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(e) of the Premier Disclosure Memorandum; enter into or amend any severance agreements with officers of any Premier Company; grant any general increase in compensation to all employees (except in accordance with past practice); grant any increase in fees or other increases in compensation or other benefits to directors of any Premier Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (f)   make  any  significant  change  in  any  Tax   or
accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (g) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     VII.5 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     VII.6 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.


                          ARTICLE VIII
                     ADDITIONAL AGREEMENTS
                     ---------------------
     VIII.1       Registration   Statement;   Proxy    Statement;
Shareholder Approval.

          (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. Button Gwinnett shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

          (b) Button Gwinnett shall call a shareholders' meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Button Gwinnett deems appropriate.

          (c) Premier shall call its annual shareholders meeting, to be held on May 16, 1998, one purpose of which will be to vote upon approval of this Agreement and to increase the number of authorized shares of Premier Common Stock in order to consummate the Merger.

          (d) In connection with the Button Gwinnett Shareholders' Meeting, (i) Premier shall prepare and file with the SEC on Button Gwinnett's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to Button Gwinnett's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Button Gwinnett shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of Button Gwinnett shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     VIII.2 Exchange Listing. Premier shall use its reasonable efforts to list, prior to the Effective Time, on the American Stock Exchange the shares of Surviving Corporation Common Stock to be issued to the holders of Button Gwinnett Common Stock pursuant to the Merger.

     VIII.3 Applications. Premier shall promptly prepare and file, and Button Gwinnett shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     VIII.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Premier shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     VIII.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     VIII.6    Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     VIII.7 Press Releases. Prior to the Effective Time, Premier and Button Gwinnett shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     VIII.8 Acquisition Proposals. Except with respect to this Agreement and the transactions contemplated hereby, neither Button Gwinnett nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by Button Gwinnett shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Button Gwinnett's Board of Directors as advised by counsel, neither Button Gwinnett nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any
Acquisition Proposal, but Button Gwinnett may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Button Gwinnett shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, Button Gwinnett shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and
(b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     VIII.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be accounted for as a "pooling of interests."

     VIII.10 Agreement of Affiliates. Button Gwinnett has disclosed in Section 8.10 of the Button Gwinnett Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Button Gwinnett for purposes of Rule 145 under the 1933 Act. Button Gwinnett shall use its reasonable efforts to cause each such Person to deliver to Premier and Button Gwinnett, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Button Gwinnett Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be received by such Person upon consummation of the
Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Common Stock issued to Affiliates of Button Gwinnett pursuant to this Agreement to enforce the provisions of this Section 8.10. The
Surviving Corporation shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Common Stock by such Affiliates.
     VIII.11   Employee Benefits and Contracts.

          (a) Following the Effective Time, the Surviving Corporation shall provide generally to officers and employees of the Button Gwinnett Companies who continue employment with the Surviving Corporation or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the Button Gwinnett Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Button Gwinnett Benefit Plan of the same type immediately prior to the Effective Time.

          (b) The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the Button Gwinnett Disclosure Memorandum to Premier between any Button Gwinnett Company and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the Button Gwinnett Benefit Plans. Premier and Premier Bank as appropriate shall enter into a three year employment agreement with Glenn S. White, a two year employment agreement with Andrew
R. Pourchier and contracts with Linda S. George, William P. Shaver and John C. Pentecost in substantially the forms attached hereto as Exhibits 5-9.

     VIII.12    Merger of Gwinnett County Bank and Premier  Bank.
Contemporaneously with the Closing or as soon as practicable thereafter, Gwinnett County Bank shall be merged with and into Premier Bank.

     VIII.13   Indemnification.

          (a)   Subject to the conditions set forth in  paragraph
(b) below, for a period of four and one-half (4 1/2) years after the Effective Time, the Surviving Corporation shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Button Gwinnett Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Button Gwinnett's Articles of Incorporation and Bylaws as in
effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Premier is required to effect any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Premier and the Indemnified Party.
          (b)    Any   Indemnified   Party   wishing   to   claim
indemnification under paragraph (a) above, upon learning of any such Liability or Litigation within the four and one-half (4 1/2) year period after the Effective Time, shall promptly notify Premier within ten (10) days thereof. In the event of any such Litigation (whether arising before or after the Effective Time),
(i) Premier shall have the right to assume the defense thereof and Premier shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Premier elects not to assume such defense or counsel for the Indemnified Parties and advises that there are substantive issues which raise conflicts of interest between Premier and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Premier shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Premier shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) Premier shall not be liable for any settlement effected without its prior written consent; and provided further that Premier shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this
Section 8.13.

          (d) The provisions of this Section 8.13 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.


                           ARTICLE IX
       CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
       -------------------------------------------------
     IX.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

          (a) Shareholder Approval. The shareholders of Premier and Button Gwinnett shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger and with respect to Premier, an increase in the number of authorized shares of Premier Common Stock, as and to the extent required by Law, the American Stock Exchange or by the provisions of any governing instruments.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

          (e)    Exchange  Listing.   The  shares  of   Surviving
Corporation Common Stock issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

          (f) Tax Matters. Premier and Button Gwinnett shall have received a written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Button Gwinnett Common Stock for Surviving Corporation Common Stock will not give rise to gain or loss to the shareholders of Button Gwinnett with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor Button Gwinnett will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under
Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and Button Gwinnett reasonably satisfactory in form and substance to such counsel.

          (g) Affiliate Agreements. The Parties shall have received from each affiliate of Button Gwinnett the affiliates letter referred to in Section 8.10 hereof.

          (h) Pooling Letter. The Parties shall have received a letter from Mauldin & Jenkins, LLC, and from Ernst & Young L.L.P. dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     IX.2 Conditions to Obligations of Premier. The obligations of Premier to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Button Gwinnett set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Button Gwinnett set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Button Gwinnett set forth in Section 5.19 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Button Gwinnett set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3 and 5.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Button Gwinnett; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Button Gwinnett to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Button Gwinnett shall have delivered to Premier (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Button Gwinnett's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

          (d) Opinion of Counsel. Button Gwinnett shall have delivered to Premier an opinion of Powell Goldstein Frazer & Murphy LLP, counsel to Button Gwinnett, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit 2 hereto.

          (e)    Claims/Indemnification  Letters.   Each  of  the
directors and officers of Button Gwinnett shall have executed and delivered to Premier letters in substantially the form of Exhibit
3 hereto.

          (f) Premier Fairness Opinion. Premier shall have received from Brown, Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Button Gwinnett shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.

          (g) Litigation. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Button Gwinnett's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Button Gwinnett's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

     IX.3 Conditions to Obligations of Button Gwinnett. The obligations of Button Gwinnett to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Button Gwinnett pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Premier set forth in Section
6.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement
(excluding the representations and warranties set forth in Sections 6.3 and 6.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Premier shall have delivered to Button Gwinnett (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Button Gwinnett and its counsel shall request.

          (d) Opinion of Counsel. Premier shall have delivered to Button Gwinnett an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in Form reasonably acceptable to Button Gwinnett, as to matters set forth in Exhibit 4 hereto.

          (e) Button Gwinnett Fairness Opinion. Button Gwinnett shall have received from The Carson Medlin Company a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Button Gwinnett shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Button Gwinnett.

          (f) Litigation. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Button Gwinnett, it is not in the best interests of the shareholders of Button Gwinnett to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Button Gwinnett's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Button Gwinnett's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Button Gwinnett based upon a legal opinion from legal counsel, could result in the relief sought being obtained.


                           ARTICLE X
                          TERMINATION
                          -----------
     X.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Premier and Button Gwinnett, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Button Gwinnett and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in Material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of Button Gwinnett; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Button Gwinnett fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or (iii) if the shareholders of Premier fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before September 30, 1998, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of either Party in the event that the Premier Ratio (as defined in Section 3.1(c)) is either less than 0.70 or greater than 1.30.

          (h) By the Board of Directors of either Party on or before two (2) business days following the business day of receipt of the Disclosure Memorandum of the other Party (which receipt shall not be later than February 13, 1998), in the event that such Party, after a review of the Disclosure Memorandum provided by the other Party, determines not to proceed with the Merger.

     X.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and
Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     X.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10, 8.11 and 8.13 of this Agreement.


                           ARTICLE XI
                         MISCELLANEOUS
                         -------------
     XI.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.
     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving Button Gwinnett or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of Button Gwinnett or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "Agreement"   shall  mean  this  Agreement   and   Plan   of
Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance"  shall have the meaning provided in Section  5.9 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of
1956, as amended.

     "Button Gwinnett Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "Button Gwinnett Common Stock" shall mean the $.01 par value common stock of Button Gwinnett.

     "Button Gwinnett Companies" shall mean, collectively, Button
Gwinnett and all Button Gwinnett Subsidiaries.

     "Button Gwinnett Disclosure Memorandum" shall mean the written information entitled "Button Gwinnett Disclosure Memorandum" delivered on or prior to February 13, 1998 to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Button Gwinnett Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Button Gwinnett as of December 31, 1997, and December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, included in the Button Gwinnett Disclosure Memorandum, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Button Gwinnett and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in any SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

     "Button Gwinnett Options" shall have the meaning set forth in Section 3.4 of this Agreement.

     "Button Gwinnett Stock Plans" shall mean the existing  stock
option   and  other  stock-based  compensation  plans  of  Button
Gwinnett  disclosed  in  Section  5.14  of  the  Button  Gwinnett
Disclosure Memorandum.

     "Button Gwinnett Subsidiaries" shall mean the subsidiaries of Button Gwinnett.

     "Closing"   shall  mean  the  closing  of  the  transactions
contemplated  hereby,  as  described  in  Section  1.2  of   this
Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability
Act, 42 U.S.C.  9601(8).

     "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
  9601 et. seq., the Resource, Conservation and Recovery Act, 42 U.S.C. 6901 et. seq., the Toxic Substance Control Act, 15 U.S.C. 2601, et. seq., and all implementing regulations and state counterparts of such acts.

     "ERISA"  shall mean the Employee Retirement Income  Security
Act of 1974, as amended.

     "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of
Section 414 of the Internal Revenue Code.

     "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "Exchange Ratio" shall have the meaning provided in  Section
3.1 of this Agreement.

     "Exhibits" 1 through 9, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., or any other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws of polychlorinated biphenyls, and petroleum and petroleum products).

     "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than
(i)  Liens  for current property Taxes not yet due  and  payable;
(ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of Button Gwinnett with and into Premier referred to in Section 1.1 of this Agreement.

     "NASD"  shall  mean the National Association  of  Securities
Dealers, Inc.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Premier or Button Gwinnett, and "Parties" shall mean both Premier and Button Gwinnett.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premier   Bank"   shall  mean  Premier  Bank,   a   Georgia
state-chartered bank and a Premier Subsidiary.

     "Premier Benefit Plans" shall have the meaning set forth  in
Section 6.14 of this Agreement.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Disclosure Memorandum" shall mean the written information entitled "Premier Disclosure Memorandum" delivered on or prior to February 13, 1998 to Button Gwinnett describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

     "Premier Lending" shall mean Premier Lending Corporation,  a
Georgia corporation and a Premier Subsidiary.

     "Premier Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Premier.

     "Premier  Subsidiaries"  shall  mean  the  Subsidiaries   of
Premier at the Effective Time.

     "Proxy Statement" shall mean (a) the proxy statement used by Button Gwinnett to solicit the approval of its shareholders of the transactions contemplated by this Agreement and (b) the proxy statement used by Premier to solicit the approval of its shareholders of the transactions contemplated by this Agreement, both of which shall be included in the prospectus of the Surviving Corporation relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of Button Gwinnett.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of Button Gwinnett in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statements.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve
System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC"  shall mean the United States Securities and  Exchange
Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of Button Gwinnett or the meeting of the shareholders of Premier to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean Premier as the surviving corporation resulting from the Merger,

     "Surviving  Corporation Common Stock" shall mean  the  $1.00 par value common stock of the Surviving Corporation.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "The  Bank  of  Gwinnett  County" shall  mean  The  Bank  of
Gwinnett County, a Georgia chartered commercial bank and a Button
Gwinnett Subsidiary.

     "Year 2000 Problem" shall mean any problem affecting the ability of any Button Gwinnett Company to continue operation as an ongoing business or to provide the usual and customary services of any Button Company, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     XI.2 Expenses.

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

          (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) (x) $150,000 if the breach is not willful or (y) $1,000,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

     XI.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by Premier and The Carson Medlin Company employed by Button Gwinnett. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or Button Gwinnett, each of Premier and Button Gwinnett, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     XI.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.10 and
Section 8.13 of this Agreement.

     XI.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Premier Common Stock or Button Gwinnett Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     XI.6 Waivers.

          (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Button Gwinnett, to waive or extend the time for the compliance or fulfillment by Button Gwinnett of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Premier.

          (b) Prior to or at the Effective Time, Button Gwinnett, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Button Gwinnett under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Button Gwinnett.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     XI.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     XI.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:       Premier Bancshares, Inc.
                    2180 Atlanta Plaza
                    950 East Paces Ferry Road
                    Atlanta, Georgia  30326
                    Telecopy Number: (404) 814-3672

                    Attention: Darrell D. Pittard
                    Chairman and CEO

   Copy to Counsel: Womble Carlyle Sandridge & Rice, PLLC
                    Suite 700
                    1275 Peachtree Street, N.E.
                    Atlanta, Georgia  30309
                    Telecopy Number: (404) 888-7490

                    Attention:  Steven S. Dunlevie, Esq.

   Button Gwinnett: Button Gwinnett Financial Corporation
                    150 South Perry Street, S.W.
                    Lawrenceville, Georgia 30045
                    Telecopy Number: (770) 822-1521

                    Attention: Glenn S. White
                    President

   Copy to Counsel: Powell, Goldstein, Frazer & Murphy, LLP
                    191 Peachtree Street, N.E.
                    Atlanta, Georgia 30303
                    Telecopy Number: (404) 572-6999

                    Attention: Kathryn L. Knudson, Esq.

     XI.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     XI.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     XI.11       Captions.   The  captions  contained   in   this
Agreement are for reference purposes only and are not part of this Agreement.

     XI.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     XI.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                    [SIGNATURES ON NEXT PAGE]
     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                        PREMIER BANCSHARES, INC.



---------------                By:
Secretary                         Darrell D. Pittard
                                  Chairman and Chief Executive Officer


[CORPORATE SEAL]


ATTEST:                        BUTTON GWINNETT FINANCIAL
                               CORPORATION


---------------                By:
Secretary                         Glenn S. White
                                  President


[CORPORATE SEAL]




                                                        EXHIBIT 1
                                                        ---------

                      AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

Button Gwinnett Financial Corporation
150 South Perry Street, S.W.
Lawrenceville, Georgia  30045


Gentlemen:

     The undersigned is a shareholder of Button Gwinnett Financial Corporation ("Button Gwinnett"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of February 5, 1998 (the "Agreement"), by and between Button Gwinnett and Premier. Under the terms of the Agreement, Premier and Button Gwinnett will be merged (the "Merger") and the shares of common stock of Button Gwinnett ("Button Gwinnett Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

          Affiliate Status. The undersigned understands and agrees that as to Button Gwinnett the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          Initial Restriction on Disposition. The undersigned agrees that the undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of Button Gwinnett Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and Button Gwinnett. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          Covenants   and   Warranties   of   Undersigned.    The
undersigned represents, warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Button Gwinnett Common Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of Button Gwinnett held to approve the merger.

          (b) The Surviving Corporation Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving Corporation is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of the Surviving Corporation Common Stock.

          (d) The undersigned is aware that the Merger is to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those who dissent from the Merger, there is no plan or intention on the part of the Button Gwinnett shareholders to sell or otherwise dispose of the Surviving Corporation Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Button Gwinnett Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of the undersigned's Surviving Corporation Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Button Gwinnett.

     6. Filing of Reports by the Surviving Corporation. The Surviving Corporation agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires
to  sell  or  otherwise  transfer the  shares  of  the  Surviving
Corporation Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned,
(c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.     Miscellaneous.   This  Affiliate  Agreement  is   the
complete agreement between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.
     This Affiliate Agreement is executed as of the_____ day of _______________, 1998.

                           Very truly yours,


                           ___________________________________
                           Signature

                           ___________________________________
                           Print Name

AGREED TO AND ACCEPTED as of

______________________, 1998

PREMIER BANCSHARES, INC.


By:_____________________________


AGREED TO AND ACCEPTED as of

______________________, 1998

BUTTON GWINNETT FINANCIAL CORPORATION


By:_____________________________



                                                        EXHIBIT 2
                                                        ---------
                       MATTERS AS TO WHICH
             COUNSEL TO BUTTON GWINNETT WILL OPINE*

     1. Button Gwinnett is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. Button Gwinnett's authorized capital stock consists of ____________ shares of Button Gwinnett Common Stock, of which
____________ shares were outstanding as of the date hereof and 5,000,000 shares of $.01 par value preferred stock, of which no shares were outstanding as of the date hereof. The outstanding shares of Button Gwinnett Common Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Button Gwinnett Common Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in Button Gwinnett's Disclosure Memorandum dated ____________________, 1998, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Button Gwinnett to issue equity securities or acquire its equity securities.

     3. The execution and delivery by Button Gwinnett of the Agreement do not, and if Button Gwinnett were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Button Gwinnett Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Button Gwinnett Company is a party or by which a Button Gwinnett Company is bound.

     4. Button Gwinnett has duly authorized the execution and delivery of the Agreement and all performance by Button Gwinnett thereunder and has duly executed and delivered the Agreement.

     5.    The   Agreement is enforceable against Button Gwinnett.






______________________________
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                        EXHIBIT 3
                                                        ---------
                 CLAIMS/INDEMNIFICATION LETTER

                 _______________________, 1998

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of February 5, 1998, by and between Button Gwinnett Financial Corporation ("Button Gwinnett ") and Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of Button Gwinnett and Premier.

     Concerning claims which I may have against Button Gwinnett or its wholly-owned subsidiary, The Bank of Gwinnett County, in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent Button Gwinnett was so liable) for claims for indemnification arising under Button Gwinnett's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on February 5, 1998, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b)   The  Bank  of  Gwinnett County shall  retain  all
     liability (to the extent it was so liable) for claims for indemnification arising under its Articles of Incorporation or Bylaws as existing on February 5, 1998, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against Button Gwinnett or The Bank of Gwinnett County (other than routine deposit, loan and other banking services conducted in the ordinary course of business with Button Gwinnett or The Bank of Gwinnett County;

          (d) I hereby release Button Gwinnett and The Bank of Gwinnett County from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs
     (a) or (b) above.

     By  executing  this letter on behalf of Premier,  you  shall
acknowledge   the  assumption  by  Premier  of  the   liabilities
described in paragraphs (a) and (b) above.


                           Sincerely,

                           __________________________________
                           Signature of Officer or Director

                           __________________________________
                           Printed Name of Officer or Director

     On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1998.

                         PREMIER BANCSHARES, INC.


                         By:________________________________________________
                            Darrell D. Pittard, Chairman and Chief Executive Officer

                                                      EXHIBIT 4
                                                      ---------
                       MATTERS AS TO WHICH
                 COUNSEL TO PREMIER WILL OPINE*

     1. Premier is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. Premier's authorized capital stock consists of 20,000,000 shares of Premier Common Stock, of which ______ shares were outstanding as of the date hereof. The outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for Button Gwinnett Common Stock upon consummation of the Merger, when issued in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Button Gwinnett Common Stock upon consummation of the Merger will be, issued in violation of any statutory preemptive rights. Except as disclosed in Premier's Disclosure Memorandum dated _______________, 1998, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Premier to issue equity securities or acquire its equity securities.

     3. The execution and delivery by Premier of the Agreement do not, and if Premier were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Premier
Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Premier Company is a party or by which a Premier Company is bound.

     4. Premier has duly authorized the execution and delivery of the Agreement and all performance by Premier thereunder and has duly executed and delivered the Agreement.

     5.   The Agreement is enforceable against Premier.

______________________________
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.